UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2026

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken, PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)
2.875% Senior Notes due 2028	COR28	New York Stock Exchange (NYSE)
3.625% Senior Notes due 2032	COR32	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2026, Cencora, Inc. (the “Company”) announced that Eva C. Boratto has been appointed Executive Vice President and Chief Financial Officer of the Company (the “Appointment”), effective June 29, 2026 (the “Effective Date”). Ms. Boratto succeeds James F. Cleary, who will be retiring from his role as Executive Vice President and Chief Financial Officer as previously disclosed. Mr. Cleary will serve in an advisory capacity through the end of 2026.

Ms. Boratto, age 59, most recently served as Chief Financial Officer of Bath & Body Works, Inc. since August 2023. Prior to that, she served as Chief Financial Officer of Opentrons Labwork Inc., a privately held life sciences company, from February 2022 to July 2023. She previously spent 12 years at CVS Health Corporation as Executive Vice President and Chief Financial Officer (2018 to 2021), Executive Vice President, Controller and Chief Accounting Officer (2017 to 2018), Senior Vice President and Chief Accounting Officer (2013 to 2017), and Senior Vice President for Pharmacy Benefit Management Finance (2010 to 2013). Earlier in her career, Ms. Boratto spent 20 years at Merck & Co., Inc. in a number of leadership roles, including Vice President U.S. Market Finance Leader. Ms. Boratto serves on the board of directors of Mars, Inc., where she is Chair of the Audit Committee, and currently serves on the board of directors of United Parcel Service, Inc., where she is Chair of the Audit Committee. Ms. Boratto earned a Master of Business Administration from Drexel University and a Bachelor of Science in Accounting and Economics from Rutgers University.

On May 23, 2026, the Company and Ms. Boratto entered into an employment agreement (the “Employment Agreement”) in the form for executive officers previously filed by the Company as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2024 (the “August 2024 8-K”), which will become effective as of the Effective Date. Ms. Boratto will be (i) paid an annual base salary of $1,000,000, (ii) eligible for an annual bonus target of 100% of base salary, and (iii) eligible for the same long-term and short-term incentive arrangements as provided for other executive officers of the Company, as described in the “Compensation Discussion and Analysis” section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 22, 2026. The Employment Agreement covers termination (including in the event of a change in control) and severance benefits and includes non-competition, confidentiality, and related provisions as described under “Named Executive Officer Employment Agreements” in Item 5.02 of the August 2024 8-K, which is incorporated herein by reference.

On May 23, 2026, the Company and Ms. Boratto entered into a Sign-on Bonus Reimbursement Agreement which provides for a one-time cash sign-on bonus of $2,000,000, which is subject to repayment to the Company in the event of Ms. Boratto’s resignation (except in the case of death or disability), breach of the Employment Agreement or termination for Cause (as defined in the Employment Agreement), in declining percentages based on the time elapsed since the Effective Date and ending on the one-year anniversary thereof.

Ms. Boratto will also receive a one-time restricted stock unit award under the Company’s 2022 Omnibus Incentive Plan with a value of $6,000,000, subject to three-year ratable vesting, to be granted on the Effective Date.

The Company also entered into its standard form of Indemnification Agreement for directors and executive officers with Ms. Boratto on May 23, 2026, which will become effective on the Effective Date. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the August 2024 8-K. The description of the form of indemnification agreement in Item 1.01 of the August 2024 8-K is incorporated herein by reference.

The foregoing summaries of the Employment Agreement, Indemnification Agreement, and Sign-on Bonus Reimbursement Agreement are qualified in their entireties by reference to the full text of each agreement, which are Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K (“Current Report”) and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 27, 2026, the Company issued a press release announcing the Appointment in which the Company also reaffirmed its previously issued adjusted diluted earnings per share guidance range of $17.70 to $17.90 for fiscal year 2026, and also reaffirmed its long-term guidance for adjusted operating income growth of 7% to 10% and adjusted diluted earnings per share growth of 10% to 14%. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this Current Report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify such forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances and speak only as of the date hereof. These statements are not guarantees of future performance and are based on assumptions and estimates that could prove incorrect or could cause actual results to vary materially from those indicated. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those indicated is included (i) in the “Risk Factors” and “Management’s Discussion and Analysis” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Exchange Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by the federal securities laws.

Supplemental Information Regarding Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses the non-GAAP financial measures described below. The non-GAAP financial measures should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. These supplemental measures may vary from, and may not be comparable to, similarly titled measures by other companies.

The non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, Cencora believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measures exclude items that management does not believe reflect the Company’s core operating performance because such items are outside the control of the Company or are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash.

The Company does not provide a reconciliation for non-GAAP financial measures on a forward-looking basis to the most comparable GAAP financial measures on a forward-looking basis because it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort due to the uncertainty and potential variability of reconciling items, which are dependent on future events, are out of the Company’s control and/or cannot be reasonably predicted, and the probable significance of which cannot be determined.

We have included the following non-GAAP financial measures in this Current Report and the press release attached as Exhibit 99.1:

•

Adjusted operating income: Adjusted operating income is a non-GAAP financial measure that excludes gains from antitrust litigation settlements; LIFO expense (credit); Türkiye highly inflationary impact; acquisition-related intangibles amortization; litigation and opioid-related (credit) expenses, net; acquisition and divestiture-related deal and integration expenses; restructuring and other expenses, net; and impairment of assets, including goodwill. Management believes that this non-GAAP financial measure is useful to investors as a supplemental way to evaluate the Company’s performance because these do not reflect unusual, non-operating, unpredictable, non-recurring or non-cash amounts or items that are outside the control of the Company.

•

Adjusted diluted earnings per share: Adjusted diluted earnings per share excludes the per share impact of adjustments including gains from antitrust litigation settlements; Türkiye highly inflationary impact; LIFO expense (credit); acquisition-related intangibles amortization; litigation and opioid-related (credit) expenses, net; acquisition and divestiture-related deal and integration expenses; restructuring and other expenses, net; impairment of assets, including goodwill; the remeasurement gain related to the acquisition of OneOncology; (loss) on remeasurement of an equity investment; the gain (loss) on the currency remeasurement related to 2020 Swiss tax reform; and the loss on divestiture of non-core businesses, in each case net of the tax effect calculated using the applicable effective tax rate for those items. In addition, the per share impact of certain discrete tax items and the per share impact of amortization of deferred tax assets relating to 2020 Swiss tax reform are also excluded from adjusted diluted earnings per share. Management believes that this non-GAAP financial measure is useful to investors because it eliminates the per share impact of the items that are outside the control of the Company or that we consider to not be indicative of ongoing operating performance due to their inherent unusual, non-operating, unpredictable, non-recurring, or non-cash nature.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Form of 2024 Employment Agreement applicable to Executive Officers (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on August 16, 2024).
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 16, 2024).
10.3	Sign-on Bonus Reimbursement Agreement, dated as of May 23, 2026, between the Company and Eva Boratto.
99.1	Press Release of Cencora, Inc., dated May 27, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

Date:	May 29, 2026	By:	/s/ Robert P. Mauch
		Name:	Robert P. Mauch
		Title:	President and Chief Executive Officer